UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 22, 2016 (March 17, 2016)

CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (312) 822-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2016, the registrant entered into an underwriting agreement (“Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as underwriters, relating to the offer and sale of $100 million aggregate principal amount of the registrant’s 4.500% notes due 2026 (“Notes”) in a reopening of the existing series of such Notes.  The Notes are being offered and sold pursuant to the registrant’s effective shelf registration statement on Form S-3 (File No. 333-187773) and prospectus supplement, dated March 17, 2016.  The sale of the Notes is expected to close on March 22, 2016, subject to customary closing conditions.

The foregoing descriptions of the Underwriting Agreement and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement and the form of the Notes, which are attached hereto as Exhibits 1.1 and 4.1, respectively, and incorporated herein by reference.  A copy of the opinion and consent of Jonathan D. Kantor, Executive Vice President, General Counsel and Secretary of the registrant relating to the legality of the Notes to be issued and sold in the offering is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits: See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: March 22, 2016	By	/s/ D. Craig Mense
(Signature)

D.Craig Mense
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1	Underwriting Agreement, dated March 17, 2016, among CNA Financial Corporation and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as underwriters

4.1	Form of 4.500% Notes due 2026

5.1	Opinion of Jonathan D. Kantor, Esq.

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges (Exhibit 12.1 to Form 8-K filed February 23, 2016 incorporated herein by reference)

23.1	Consent of Jonathan D. Kantor, Esq. (included as part of Exhibit 5.1)